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                                                                     EXHIBIT 5.1

               OPINION OF ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LaSalle Plaza
                               800 LaSalle Avenue
                           Minneapolis, MN 55402-2015

November 9, 2001

InfoUSA Inc.
5711 South 86th Circle
Omaha, Nebraska 68127

     Re: REGISTRATION STATEMENT ON FORM S-8
         InfoUSA Inc. 1992 Stock Option Plan (the "Plan")
         REGISTRATION OF 3,566,500 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 3,566,500 shares of common stock, par value $.0025 per share, of infoUSA Inc. (the "Company") to be issued pursuant to the Plan referenced above (the "Shares").

     We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the Shares will, when issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of common stock of the Company.

     The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said Shares under the Securities Act of 1933.

                                    Sincerely,

                                    /s/ Robins, Kaplan, Miller & Ciresi L.L.P.